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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            WESTFIELD FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

               Massachusetts                         Application Pending
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 141 Elm Street
                         Westfield, Massachusetts 01085
                    (Address of principal executive offices)

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
If this form relates to the registration           If this form relates to the registration of a class
of a class of securities pursuant to               of securities pursuant to Section 12(g) of the
Section 12(b) of the Exchange Act and is           Exchange Act and is effective pursuant to General
effective pursuant to General Instruction          Instruction A.(d), check the following box [ ].
A.(c), check the following box [X]

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 Securities Act registration statement file number to which this form relates:

                                    333-68550
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 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                            Name of each exchange on which
 to be so registered                            each class is to be registered
 -------------------                            ------------------------------

 Common Stock, par value $0.01 per share


 Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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Item 1.  Description of Registrant's Securities to be Registered.
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         For a description of the shares of common stock, par value $0.01 per share, of Westfield Financial, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on August 28, 2001 as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-68550, and all amendments thereto, which captions are incorporated herein by reference: RESTRICTIONS ON ACQUISITION OF WESTFIELD FINANCIAL, INC. AND WESTFIELD BANK; DESCRIPTION OF CAPITAL STOCK OF WESTFIELD FINANCIAL, INC.

Item 2.  Exhibits.
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         The following Exhibits are either filed as part of this Registration
Statement or are incorporated herein by reference:

    2.1 Westfield Mutual Holding Company Plan of Reorganization and Minority Stock Issuance, as amended*

    4.1      Articles of Organization for Westfield Financial, Inc.*

    4.2      Bylaws of Westfield Financial, Inc.*

    4.3      Form of Stock Certificate of Westfield Financial, Inc.*



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    *   Exhibit is incorporated herein by reference to the Registration
        Statement on Form S-1 of the Registrant (Registration No. 333-68550), as filed with the Securities and Exchange Commission on August 28, 2001, and all amendments thereto.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      WESTFIELD FINANCIAL, INC.

                                      By:  /s/ Donald A. Williams
                                          ------------------------------------
                                          Donald A. Williams
                                          President and Chief Executive Officer

Dated: November 9, 2001